UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) January 9, 2006
LODGENET ENTERTAINMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry Into a Material Definitive Agreement.
     On January 9, 2006, the Compensation Committee of LodgeNet Entertainment Corporation approved the grant of restricted stock on a time vesting and performance vesting basis pursuant to the LodgeNet Entertainment Corporation 2003 Stock Option and Incentive Plan to LodgeNet’s named executive officers and the grant of restricted stock on a financial performance vesting basis to certain other employees. The restricted stock vesting on a time basis vests one half on January 8, 2009 and the balance on January 8, 2010. The restricted stock vesting on a financial performance basis vests when the Company has achieved a target level cumulative earnings per share for a three-year period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2006	By /s/ Scott C. Petersen
Scott C. Petersen
Its President and Chief Executive Officer